EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

    In connection with the Quarterly Report of American Security Resources Corporation , a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), Marlin Williford, Chief Financial Officer, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

    (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 19, 2008	By: /s/ Marlin Williford
Name: Marlin Williford
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to American Security Resources Corporation and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.